UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.     )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

LogicMark, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE

On February 27, 2023, LogicMark, Inc. (the “Company”) announced that the Company’s Special Meeting of Stockholders (the “Special Meeting”), scheduled to be held on Tuesday, February 28, 2023, is expected to be adjourned to Thursday, March 2, 2023 at 1:00 p.m. (Eastern Time), to be held at the offices of Sullivan & Worcester LLP at 1633 Broadway, 32nd Floor, New York, NY 10019, to allow stockholders additional time to vote on the proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on January 31, 2023, as amended on February 2, 2023, and mailed to stockholders on or about February 1, 2023 (the “Proxy Statement”). The Company is providing this supplement to the Proxy Statement in order to broadly disseminate this announcement.

Our board of directors has fixed the close of business on January 25, 2023 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any further adjournment or postponement thereof.

Below is a copy of the press release containing such announcement:

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LOGICMARK, INC. TO ADJOURN SPECIAL

MEETING OF STOCKHOLDERS

LOUISVILLE, KY, February 27, 2023 — LogicMark, Inc. (NASDAQ: LGMK) (the “Company”) today announced that the Company plans to adjourn the Special Meeting of Stockholders, which had been scheduled for Tuesday, February 28, 2023 at 1:00 p.m. (Eastern Time), to Thursday, March 2, 2023 at 1:00 p.m. (Eastern Time), to be held at the offices of Sullivan & Worcester LLP at 1633 Broadway, 32nd Floor, New York, NY 10019. The Company will announce such adjournment at the currently scheduled Special Meeting.

The Company is adjourning the Special Meeting to allow its stockholders additional time to vote on the proposals that are described in the Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on January 31, 2023, as amended on February 2, 2023, and mailed to stockholders on or about February 1, 2023 (the “Proxy Statement”).

Each stockholder’s vote matters and is important no matter how many shares that they own. The Company requests that its stockholders please take the time to read and respond to the Company’s proxy materials that were previously provided to them and vote promptly. Voting on the Internet will require that the Company’s stockholders have their proxy control number available. That number is either printed on the voting instruction form, if stockholders received a physical copy of the proxy materials, or accessible through the voting portal, if the proxy materials were electronically delivered. Stockholders who have sold their shares but were a holder of record at the close of business on January 25, 2023, the record date for the Special Meeting, remain entitled to vote. The Company encourages its stockholders who have already voted against any of the proposals in the Proxy Statement to reconsider how they voted. In particular, the Board encourages stockholders to vote “FOR” each of the proposals described in the Proxy Statement.

Stockholders who need assistance in submitting their proxy or voting their shares should call the Company’s proxy solicitor, Laurel Hill Advisory Group, at 888-742-1305.

About LogicMark, Inc.

LogicMark, Inc. (Nasdaq: LGMK) provides personal emergency response systems (PERS), health communications devices and technologies to create a Connected Care Platform. The Company’s devices give people the ability to receive care at home and confidence to age in place. LogicMark revolutionized the PERS industry by incorporating two-way voice communication technology directly into its medical alert pendant and providing this life-saving technology at a price point everyday consumers can afford. The Company’s PERS technologies are sold through the United States Veterans Health Administration and dealers/distributors. LogicMark has been awarded a contract by the U.S. General Services Administration that enables the Company to distribute its products to federal, state, and local governments.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the Special Meeting, the proposals in the Proxy Statement and the successful execution of the Company’s business strategy. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company’s ability to implement its long range business plan for various applications of its technology; the Company’s ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the SEC.

Investor Relations Contact:

CORE IR

Investor@logicmark.com

516 222 2560

Media:

Jules Abraham

julesa@coreir.com

* * *

Note: Notwithstanding the foregoing or anything to the contrary contained herein, due to ongoing public health concerns regarding the COVID-19 pandemic and for the health and well-being of our stockholders, directors, management and associates, the Company is planning for the possibility that there may be limitations on attending the Special Meeting in person, or the Company may decide to hold the Special Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”).

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